UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 24, 2014

THE RADIANT CREATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-53266	45-2753486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 PGA Boulevard, Suite 280-B Palm Beach Gardens, FL	33410
(Address of Principal Executive Offices)	(Zip Code)

 (561) 420-0380

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 3.02 Unregistered Sales of Equity Securities.

On October 16, 2014, the Board of Directors of the Company approved and authorized the issuance of 21,000,000 shares of restricted common stock to IBC Funds, LLC (IBC Funds) in partial satisfaction of its obligations under the settlement agreement executed with IBC Funds on October 16, 2014 (the Settlement Agreement). The 21,000,000 shares of common stock were reserved in accordance with the terms and provisions of the Settlement Agreement. The shares of common stock were issued to IBC Funds in reliance on Section 3(a) (10) promulgated under the Securities Act of 1933, as amended (the Securities Act).

Copies of the Settlement and Stipulation Agreement in favor of IBC Funds, LLC are filed as exhibits to this report.

As of November 24, 2014, the registrant had outstanding 34,973,708 shares of common stock, par value $0.00001 per share.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell Registrant transaction. Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	Settlement and Stipulation Agreement dated October 16, 2014
10.2*	Claims Purchase Agreement dated October 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE RADIANT CREATIONS GROUP, INC.

Date: November 24, 2014	By:	/s/ Gary R. Smith
Gary R. Smith,
President/Chief Executive Officer

2